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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                             CALENERGY MINERALS LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

               This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "AGREEMENT") for CalEnergy Minerals LLC (the "COMPANY"), by and between CalEnergy Minerals, Inc., a Delaware corporation, and Magma Power Company, a Nevada corporation (collectively, the "MEMBERS", with each being referred to, individually, as a "MEMBER"), is made effective as of February 24, 1998.


                                    ARTICLE 1
                             ORGANIZATIONAL MATTERS

        1.1 FORMATION. The Members hereby form the Company as a limited liability company under the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, Sections 18-101 to 18-1109 (the "Act") and agree that the rights and liabilities of the Members and the Manager of the Company shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in the Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in the Agreement shall govern. The name of the Company shall be CalEnergy Minerals LLC. The Company may also conduct business at the same time under one or more fictitious names if the Manager determines that such is in the best interests of the Company. The Manager may change the name of the Company, from time to time, in accordance with applicable law, and it shall file or cause to be filed the appropriate certificate of amendment to the Certificate of Formation. The principal place of business of the Company shall be located at 302 South 36th Street, Suite 400-L, Omaha, NE 68131, or such other place within or outside the State of Delaware as the Manager may from time to time designate by notice to the Members. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Manager deems advisable. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The address of current registered office and of the current registered agent for service of process is c/o CT Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The Company shall commence on the date that the Certificate of Formation is filed with the Office of the Delaware Secretary of State, and shall continue and be perpetual until terminated by agreement in writing among the parties or otherwise under the Act.

        1.2 BUSINESS PURPOSE. The Company has been formed and is authorized to engage in any and all lawful business, purpose, or activity in which a limited liability company may be engaged under applicable law (including, without limitation, the Act), as the Manager may determine. In particular, the Company is formed for the purpose of developing, owning and operating commercial minerals recovery facilities and related activities.



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        1.3 REQUIRED FILINGS. The Manager has caused to be executed and filed, a
Certificate of Formation in the Office of the Delaware Secretary of State as required by the Act. The Manager may execute and file any duly authorized amendments to the Certificate of Formation from time to time in a form prescribed by the Act. The Manager shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Manager shall deem necessary or advisable. Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Manager determines it necessary or advisable. Any such statement shall be renewed as required by applicable law.

        1.4 PERCENTAGE INTERESTS AND INITIAL CAPITAL CONTRIBUTIONS. The Members shall make the following initial capital contributions to the Company on a date as directed by the Manager and shall have the following percentage interests in the Company's distributions, profits and losses:

    Member                  Initial Capital Contribution     Percentage Interest
    ------                  ----------------------------     -------------------
CalEnergy Minerals, Inc.                $25,000                      50%
Magma Power Company                     $25,000                      50%


        1.5 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member has the right or obligation to make any additional capital contributions to the Company. If the Manager determines, at any time and from time to time, that the Company requires additional capital for its business and operations, the Manager, with the approval of a Supermajority in Interest of the Members (defined below), may deliver notice (an "Additional Capital Requirement Notice") to the Members specifying the additional amount of capital so determined to be required from each Member. Promptly upon receipt of an Additional Capital Requirement Notice, a Member shall make such additional capital contribution. In the event any Member does not contribute the entire amount required to be contributed by such Member, the shortfall may be loaned to the Company by one or more of the other Members on terms approved by the Manager (which loans shall be considered permitted Member loans).

        1.6 RESIGNATION. A Member may resign from the Company if it obtains the written consent all other Members.


                                    ARTICLE 2
                                   OPERATIONS

        2.1 MANAGEMENT. The business and affairs of the Company shall be managed exclusively by CalEnergy Minerals, Inc. (the "Manager"). Subject to Sections 2.2 and 2.3 hereof, the Manager shall have full and complete charge of all the affairs and business of the Company, in all respects and in all matters, including, without limitation, the responsibility, authority and power, on behalf of the Company, at the Company's expense and without the approval of any other Member, to:



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               (a) acquire, operate, lease, encumber or dispose of any direct and indirect interests in real and personal property (including tangible and intangible property and cash) owned by the Company from time to time, and any property received in exchange therefor;

               (b) pay, collect, compromise, arbitrate or otherwise adjust any and all claims or demands of or against the Company, in such amounts and upon such terms and conditions as the Manager shall reasonably determine;

               (c) from time to time, employ, engage, hire or otherwise secure the services of such persons, firms or corporations, including any of the parties hereto or any persons, firms or corporations related thereto or affiliated therewith, as the Manager may reasonably deem advisable for the proper execution of its duties as Manager hereunder, provided such services are within the scope of the foregoing authority granted to the Manager hereunder, such employment to be for such reasonable compensation and upon such reasonable terms and conditions as the Manager shall determine;

               (d) prepare, execute, file, record, publish and deliver any and all instruments, documents or statements necessary or convenient to effectuate any and all actions that the Manager is authorized to take on behalf of the Company.

               (e) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

               (f) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any person who has provided or may in the future provide services to, lend money to, sell property to, or purchase property from the Members or any affiliate of the Members;

               (g) establish and maintain reserves for such purposes and in such amounts as they deem appropriate from time to time; and

               (h) engage in any kind of activity and perform and carry out contracts of any kind necessary to, in connection with or incidental to the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of the State of Delaware.

Except as expressly provided in this Agreement or required by law, the Members shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.



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        2.2 LIMITS ON AUTHORITY OF MANAGER. None of the following actions may be taken by the Manager without the approval of Members having sixty-six percent (66%) of the Percentage Interests in the Company (a "Supermajority in Interest of the Members"):

               (a) Except as otherwise provided herein, any amendment to this Agreement or the Certificate of Formation;

               (b) The removal or replacement of a Manager;

               (c) The demand for additional capital contributions to the Company;

               (d) An agreement to merge the Company with any other entity or entities; and

               (e) Any substantial change in the business purpose of the Company.

        2.3 SUCCESSOR MANAGER. A Manager may be removed at any time, with or without cause, by the affirmative vote of a Supermajority in Interest of the Members. A Manager may resign at any time without prejudice to any rights of the Company or any Member as against the resigning Manager, by giving written notice to the Members. If the Manager dies, dissolves, resigns or becomes otherwise unwilling or unable to act as the Manager and if no successor Manager or Manager has been selected as provided in this Agreement, one or more successor Manager shall be selected by the vote of a Supermajority in Interest of the Members. If one or more successor Manager cannot be so selected, then the Company shall be dissolved. References in this Agreement to the "Manager" shall include CalEnergy Minerals, Inc. while it is acting as Manager and to any successor Manager(s). Each successor Manager shall have all the rights and responsibilities of its predecessors. It is the intent of this provision to provide for effective continuity of management of the Company.

        2.4 COMPENSATION/REIMBURSEMENT. Except as expressly provided in this Section, no Member or Manager shall be entitled to any compensation for his or her services to the Company or in the conduct of the business of the Company. The Manager shall be entitled to reimbursement from the Company for all costs and expenses (including allocable overhead, fees paid to outside consultants, on-site personnel hired by the Manager and others who are not salaried employees of the Company at the time of the performance of such services) incurred by it for or on behalf of the Company.



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        2.5    INDEMNIFICATION AND LIABILITY OF MANAGER.

               2.5.1 The Company shall indemnify and hold harmless each Manager, its affiliates, and all officers, directors, shareholders, partners, members (excluding, for this purpose, other members of the Company), co-trustees, employees and agents of any of the foregoing (individually, an "Indemnitee") to the fullest extent permitted by applicable law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incident to the business of the Company.

               2.5.2 Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 2.5 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding.

               2.5.3 The indemnification provided by this Section 2.5 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to an affirmative vote of Members holding fifty-one percent (51%) of the Percentage Interests in the Company, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

               2.5.4 Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company. Neither the Manager nor any Member shall be subject to personal liability by reason of these indemnification provisions.

               2.5.5 No Indemnitee shall be denied indemnification in whole or in part under this Section 2.5 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               2.5.6 The provisions of this Section 2.5 are for the benefit of the Indemnities and shall not be deemed to create any rights for the benefit of any other person or entity.

               2.5.7 Neither the Manager nor its affiliates nor the officers, directors, shareholders, partners, members, co-trustees, employees or agents of any of the foregoing shall be liable to the Company or to a Member for any losses sustained or liabilities incurred as a result of any act or omission of the Manager or any such other person or entity if (i) the Manager or such other person or entity acted (or failed to act) in good faith and in a manner believed to be in, or not opposed to, the interests of the Company and (ii) the conduct of the Manager or such other person or entity did not constitute gross negligence or willful misconduct.


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                                    ARTICLE 3
                                OTHER PROVISIONS

        3.1 ENTIRE AGREEMENT; BINDING PROVISIONS; SEPARABILITY. This Agreement constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between or among the parties hereto pertaining to the subject matter hereof. The covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and permitted assigns of the respective parties hereto. Each provision of this Agreement shall be considered separable, and, if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation or effect of those portions of this Agreement that are valid.

        3.2 FURTHER ASSURANCES. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by law or necessary to effectively carry out the purposes of this Agreement.

        3.3 TAX MATTERS. The Manager shall be designated and shall operate as "tax matters partner" (as defined in Internal Revenue Code of 1986 Section
6231), to oversee or handle matters relating to taxation of the Company. The Manager may make all Company elections for federal income and all other tax purposes.

        3.4 GOVERNING LAW. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its principles of conflicts of law).

        3.5 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

        3.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.



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        3.7 TITLES. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CalEnergy Minerals, Inc.,                         Magma Power Company,
a Delaware corporation                            a Nevada corporation


By:/s/ Douglas L. Anderson            By:/s/ Douglas L. Anderson
   -------------------------------       -------------------------------

Name:  Douglas L. Anderson            Name:  Douglas L. Anderson
       ---------------------------           ---------------------------

Title: Authorized Person              Title: Authorized Person
       ---------------------------           ---------------------------



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